SETTLEMENT AND LICENSE AGREEMENT

This Settlement and License Agreement (“Agreement”) is entered into as of the Effective Date by and between Osteoplastics, LLC (“Osteoplastics”), on the one hand, and Conformis, Inc. (“Conformis”), on the other.

WHEREAS Osteoplastics filed an action against Conformis for patent infringement in the United States Court for the District of Delaware on or about March 23, 2020, and that action was assigned case number 1:20-cv-405-MN (herein, “Litigation”);

WHEREAS the Parties desire to amicably resolve any disputes or potential disputes, including those related to the Litigation, without the time and expense of additional litigation or other legal action;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I – DEFINITIONS
1.a.“Affiliate” means any Person that, on or after the Effective Date, directly or indirectly controls, is controlled by, or is under common control with another Person. As used in this definition, “control” shall mean direct or indirect ownership of, or other beneficial interest in, at least fifty percent (50%) of the voting stock, other voting interest, or income of such Person. A Person shall be an Affiliate only during such period of time that such Person meets the definition set forth in this Section 1.01, and shall have no further rights or obligations under this Agreement if and when such Person ceases to be an Affiliate.
1.b.“Claims” means any and all causes of action, demands, claims, damages, or liability, which were asserted or could be asserted by a Party against another, whether asserted or unasserted as of the Effective Date, and whether known or unknown as of the Effective Date.
1.c.“Effective Date” means the earliest date on which all Parties have signed this Agreement or identical counterparts thereof, which must occur on or before June 19, 2023.
1.d.“Licensed Patents” means U.S. Patent Nos. 8,781,557; 9,275,191;
9,292,920; 9,330,206; 9,626,756; 9,672,302; 9,672,617; 6,849,223; 7,702,380;
7,747,305; 9,208,558; 10,068,671; any and all U.S. and foreign counterparts, divisionals, continuations, continuations-in-part, reissues, re-examination certificates, or extensions thereof; and any and all patents or applications claiming priority through or from any of the foregoing, whether issued as of the Effective Date or thereafter.

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1.e.“IP Rights” means all intellectual property rights that Osteoplastics owns or otherwise has the right to enforce (but solely to the extent of its own ownership and right to enforce) as of the Effective Date, in whole or in part, including without limitation the Licensed Patents.
1.f.“Conformis Released Parties” shall mean (i) Conformis and its successors or Affiliates, and (ii) each of their respective current and former officers, directors, employees, agents, attorneys, and representatives, and Supply Chain Entities, but only in their capacity as such.
1.g.“Osteoplastics Released Parties” shall mean (i) Osteoplastics and its successors or Affiliates, and (ii) each of their respective current and former officers, directors, employees, agents, attorneys, and representatives, but only in their capacity as such.
1.h.“Person” shall mean an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization, or other legal or governmental entity.
1.i.“Supply Chain Entities” means direct and indirect customers, end-users, partners, distributors, resellers, retailers, wholesalers, service providers, contractors, partners, manufacturers, vendors, and suppliers.
ARTICLE II – DISMISSAL OF LITIGATION
2.a.Not later than three (1) business days after the Payment has been made, the Parties will take all actions necessary to effect the dismissal of the Litigation, including filing notices in the form substantially similar to the form attached hereto as Exhibit A.
ARTICLE III – CONSIDERATION
3.a.As a fully paid-up license fee, in consideration of all licenses, releases, and covenants herein, and provided that all Parties have signed this Agreement or identical counterparts thereof on or before June 19, 2023, Conformis will cause to be made a one-time payment to Osteoplastics of three million five hundred thousand dollars U.S. Dollars (US $3,500,000) (“the Payment”) by June 26, 2023.
Bank: [●]
Bank Address: [●]
ABA #: [●]
SWIFT Int’l Routing #: [●]
Account Name: [●]
Federal ID No.: [●]
Account No.: [●]

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3.b.The Payment constitutes reasonably equivalent value and a contemporaneous exchange for the consideration of all licenses, releases, and covenants provided for herein from Osteoplastics.
3.c.Each Party shall bear its own costs, expenses, and attorney fees in connection with the Litigation and this Agreement.
3.d.Any taxes shall be the financial responsibility of the Party obligated to pay such taxes as determined by the applicable law, and neither Party is or shall be liable at any time for any of the other Party’s taxes incurred in connection with or related to amounts paid under this Agreement.
ARTICLE IV – LICENSE AND COVENANTS
4.a.Osteoplastics, on behalf of itself and its predecessors, successors, assigns, and Affiliates, grants to Conformis and its predecessors, successors, assigns, and Affiliates, a world-wide, paid-up, perpetual, irrevocable, non- transferable, non-exclusive license, without the right to sublicense, to the Licensed Patents. For avoidance of doubt, nothing herein prevents Conformis and its Affiliates from transferring or assigning their rights herein by operation of a corporate reorganization, spin-off, or other change in corporate form.
4.b.Osteoplastics further covenants and warrants, on behalf of itself and its predecessors, successors, assigns, and Affiliates, not to sue or otherwise assert any past, present, or future claim for intellectual property infringement against the Conformis Released Parties by reason of or with respect to the making, using, selling, offering for sale, exporting, or importing of (a) any products that were accused of infringement in the Litigation or (b) any other Conformis products or services that exist as of the Effective Date, whether or not offered under the same brand name or product identifier.
ARTICLE V – RELEASES AND REPRESENTATIONS
5.a.Osteoplastics’ Release of Conformis Released Parties. Upon dismissal of the Litigation and excepting only claims arising after the Effective Date of this Agreement, Osteoplastics, on behalf of itself and its predecessors, successors, assigns, and Affiliates, does hereby now and forever release and discharge the Conformis Released Parties from all Claims relating to the Licensed Patents, which as of the Effective Date of the Agreement, Osteoplastics had or claims to have had against the Conformis Released Parties. Part of the consideration exchanged herein is for any such unknown or unsuspected Claims.
5.b.Osteoplastics’ Release of Conformis Entities and Their Affiliates. Upon dismissal of the Litigation and excepting only claims arising after the Effective Date of this Agreement, Osteoplastics, on behalf of itself and its

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predecessors, successors, assigns, and Affiliates, does hereby now and forever release and discharge Conformis and its Affiliates from all Claims relating to the IP Rights, which as of the Effective Date of the Agreement, Osteoplastics had or claims to have had against Conformis and its Affiliates. Part of the consideration exchanged herein is for any such unknown or unsuspected Claims.
5.c.Conformis’s Release of Osteoplastics Released Parties. Upon dismissal of the Litigation and excepting only claims arising after the Effective Date of this Agreement, Conformis, on behalf of itself and its predecessors, successors, assigns, and Affiliates, do hereby now and forever release and discharge the Osteoplastics Released Parties from all Claims, which as of the Effective Date of the Agreement, Conformis had or claims to have had against the Osteoplastics Released Parties. Part of the consideration exchanged herein is for any such unknown or unsuspected Claims.
5.d.Release of Unknown Claims. The Parties acknowledge and agree that it is their intent to release and discharge the Claims set forth in Sections 5.01, 5.02, and 5.03 irrespective of whether such Claims are known or unknown to any or all Parties, and irrespective of whether such Claims, if actually unknown to a Party, could or could not have been discovered by that Party through the exercise of reasonable diligence. The Parties knowingly, voluntarily, intentionally, and expressly waive any and all rights and benefits under any and all laws (including but not limited to statutes, ordinances, administrative regulations, and principles of common law) of any state, province, territory, county, city, municipality, or any other political subdivision of the United States or any foreign country, that would restrict in any fashion the full scope of enforceability of these releases.
5.e.Without limiting the generality of the foregoing or anything else in this Agreement, Osteoplastics represents and warrants that it will impose the licenses, releases, and covenants on any entity to whom Osteoplastics sells, leases, assigns, or otherwise transfers or disposes of any rights that it owns in any of the IP Rights, in whole or in part.
5.f.Conformis Representation. Conformis represents and warrants that (i) it is solvent and paying its debts as they come due on the Effective Date and
(ii) the Payment set forth herein shall not render it insolvent and/or unable to pay its debts as they come due.
ARTICLE VI – CONFIDENTIALITY AND PUBLICITY
6.a.Confidentiality. The terms of this Agreement shall be kept confidential and shall not be disclosed to any third party, except in the following circumstances: (i) a Party or a Party’s Affiliate may disclose the terms of this Settlement Agreement where it determines in good faith, after consultation with counsel, that such disclosure is required by applicable law, or court order, so long as

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the Party making such disclosure provides at least ten (10) business days’ advance notice of the circumstances and reasons for the disclosure, (ii) a Party or a Party’s Affiliate may disclose the terms of this Settlement Agreement in the course of prosecuting or defending litigation involving Third Parties, so long as the Party making the disclosure undertakes reasonable efforts to have the Settlement Agreement marked and treated as confidential pursuant to a protective order in such litigation and to have any copies of the Settlement Agreement filed in such litigation placed under seal; (iii) a Party or a Party’s Affiliate may disclose the terms of this Settlement Agreement where it determines in good faith that such disclosure is required by the rules of a securities exchange on which the securities of the Party or a Party’s Affiliate are traded; (iv) a Party or a Party’s Affiliate may disclose the terms of this Settlement Agreement in confidence to the professional legal and financial counsel and accounting professionals representing such Party or such Affiliate; (v) a Party or a Party’s Affiliate may disclose the terms of this Settlement Agreement in confidence, under a written confidentiality agreement (with confidentiality terms and conditions no less restrictive than those set forth herein), to any Person covered or potentially to be covered by the releases, licenses, or covenants granted herein, and (vi) Conformis may disclose the terms of this Settlement Agreement to Midcap Financial Trust (“Midcap”) under the confidentiality terms and conditions of that certain Credit and Security Agreement (Term Loan) between Conformis and Midcap dated November 22, 2021.
6.b.Publicity. The Parties and their Affiliates shall not issue any press release disclosing the existence of or relating to this Agreement, except as mutually agreed, in writing, between the Parties.
6.c.No Use of Other Party’s Name. In publicizing anything made, used, sold, offered for sale, imported, or exported under the licenses granted in this Agreement, no Party shall use the name of any other Party or otherwise refer to any Affiliate thereof, except with the written approval of the other Party.
ARTICLE VII - NOTICE
7.a.Any notice required or desired to be given hereunder shall be deemed sufficiently given when served either by an air courier service (such as FedEx, OHL or UPS) or by personal delivery. Service of any notice on a Party hereto shall be deemed complete upon the later of (i) actual receipt before 5:00 p.m. at the location of delivery (and shall be deemed complete on the following day if actually received after 5:00 p.m. at the location of delivery); or (ii) the third day following delivery of the notice to an air courier service with all costs fully prepaid. In order to be effective, any notice must be served upon and received by both the Party and the persons designated to receive a copy thereof at the addresses set forth below:

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For Conformis:
Conformis, Inc.
600 Technology Park Drive Billerica, MA 01821
Attn: Nicholas Stroeher

With a copy to:
Haynes and Boone, LLP 2323 Victory Ave., Suite 700
Dallas, Texas 75219 Attn: Russ Emerson

For Osteoplastics:

Fish & Richardson P.C. Suite 3200
60 South 6th Street Minneapolis, MN 55402 Attn: Jason M. Zucchi
ARTICLE VIII – ASSIGNMENT AND TRANSFER OF RIGHTS
8.a.Successors, Heirs, and Assigns. The rights and obligations of the Parties shall inure to the benefit of and shall be binding upon the Parties, their respective successors, assigns, heirs, and personal representatives (subject to any limitations otherwise set forth herein).
8.b.Transfer of Patent Rights. If Osteoplastics assigns or transfers all substantial rights in any of the IP Rights to any Person or Persons, Osteoplastics shall require such Person or Persons to agree in writing that (i) it shall respect, and make no effort to derogate from, all of the rights granted under this Agreement, including, but not limited to, the licenses, releases, and covenants not to sue granted in this Agreement; and (ii) it shall acquire no rights under this Agreement except as expressly permitted herein. If, in connection with any assignment or transfer, Osteoplastics fails to obtain the written agreements required by (i) and (ii) above, the Parties agree such failure would be a material breach of this Agreement.
ARTICLE IX – MISCELLANEOUS PROVISIONS
9.a.Dispute Resolution. Any disputes arising from or relating to this Settlement Agreement shall be resolved in the U.S. District Court for the District of Delaware.

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9.b.Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal substantive and procedural laws of the State of Delaware without regard to conflict of laws principles.
9.c.Headings. The headings appearing herein have been inserted solely for the convenience of the Parties and shall not affect the construction, meaning, or interpretation of this Agreement.
9.d.Integration. The terms and provisions contained in this Agreement constitute the entire agreement and understanding between the Parties regarding the subject matter of this Agreement. No Party has relied or will rely on any representation or agreement of the other Party except to the extent set forth herein, and no Party shall be bound by or charged with any oral, written, or implied agreements, representations, warranties, understandings, commitments, or obligations not specifically set forth herein. This Agreement may not be released, discharged, abandoned, changed, or modified in any manner except by an instrument in writing signed by a duly-authorized officer of each of the Parties.
9.e.No Waiver. The failure of any Party at any time to require performance by any other Party of any provision of this Agreement shall in no way affect the right of such Party to require future performance of that provision. Any waiver by any Party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
9.f.Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Any such counterpart may comprise one or more duplicates or duplicate signature pages, any of which may be executed by less than all of the Parties, provided that each Party executes at least one such duplicate or duplicate signature page. A copy of an executed original of this Agreement shall be admissible in evidence for all purposes in any legal proceeding as between the Parties.
9.g.Due Authorization; No Conflict. Each Party warrants and represents that such Party is fully entitled and duly authorized to enter into and deliver this Agreement. In particular, and without limiting the generality of the foregoing, Osteoplastics warrants and represents that it is fully entitled to grant the releases and licenses, enter into the covenants, and undertake the obligations set forth herein. Each Party also warrants and represents that: (i) neither the execution, nor the delivery, nor the performance of this Agreement by such Party will conflict with or result in a breach or violation of, or constitute a default under, or result in the imposition of, a lien, charge, or encumbrance upon any of such Party’s properties, or an acceleration of any of its indebtedness pursuant to any of

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the terms of any agreement or instrument by which such Party or its properties are bound, or any law, order, judgment, decree, rule, or regulation applicable to it of any court, regulatory body, administrative agency, governmental body, stock exchange, or arbitrator having jurisdiction over it; and (ii) no consent, approval, authorization, or order of, or declaration or filing with, any court or governmental agency or body, or any third party, is required to be obtained or filed by such Party in connection with the transactions contemplated in this Agreement, except for those that have been obtained or made on or prior to the Effective Date.
9.h.Interpretation and Construction. This Agreement has been fully and freely negotiated by the Parties hereto with the advice of legal counsel, shall be considered as having been drafted jointly by the Parties, and shall be interpreted and construed as if so drafted, without construction in favor of or against any Party on account of its participation in the drafting hereof.
9.i.Severability. If any provision of this Agreement shall be determined to be invalid, illegal, or unenforceable under any controlling body of law, that provision shall be reformed, construed, and enforced to the maximum extent permissible; and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
9.j.Acknowledgement. Each Party has executed this Agreement without reliance upon any promise, representation, or warranty other than those expressly set forth herein. Each Party acknowledges that (i) it has carefully read this Agreement; (ii) it has had the assistance of legal counsel of its choosing (and such other professionals and advisers as it has deemed necessary) in the review and execution hereof; (iii) the meaning and effect of the various terms and provisions hereof have been fully explained to it by such counsel; (iv) it has conducted such investigation, review, and analysis as it has deemed necessary to understand the provisions of this Agreement and the transactions contemplated hereby; and (v) it has executed this Agreement of its own free will.

[SIGNATURE PAGE FOLLOWS]

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Each of the Parties has caused this Agreement to be executed by its respective duly authorized officer as set forth below:
Osteoplastics, LLC
By: /s/Brent E. Routman
Name: Brent E. Routman
Title: President
Date: June 19,2023

Conformis, Inc.
By: /s/Mark A. Augusti
Name: Mark A. Augusti
Title: CEO
Date: 6/19/2023

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EXHIBIT A
IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE

OSTEOPLASTICS, LLC, Plaintiff, v. CONFORMIS, INC., Defendant.	C.A. No. 20-405-MN

STIPULATION AND [PROPOSED] ORDER FOR DISMISSAL WITH PREJUDICE

Plaintiff Osteoplastics, LLC (“Osteoplastics”) and Defendant Conformis, Inc. (“Conformis”) hereby move for an order pursuant to Fed. R. Civ. P. 4l(a)(2) dismissing all claims asserted between them, with prejudice, each party to bear its own costs, expenses, and attorneys’ fees.
The Court shall retain jurisdiction of the matter to the extent necessary to enforce the terms and conditions of the Settlement and License Agreement entered into between the parties.

Respectfully submitted this_ day of      2023.

FISH & RICHARDSON P.C.

By: /s/     Martina Tyreus Hufnal (#4771) 222 Delaware Avenue, 17th Floor Wilmington, DE 19899-1114
(302) 652-5070
hufnal@fr.com

Jason M. Zucchi 3200 RBC Plaza
60 South Sixth Street Minneapolis, MN 55402
(612) 335-5070
zucchi@fr.com

Frank E. Scherkenbach One Marina Park Drive Boston, MA 02210-1878
(617) 521-7883
Scherkenbach@fr.com

Lawrence R. Jarvis
1180 Peachtree Street NE, 21st Floor
Atlanta, GA 30309
(404) 879-7238
jarvis@fr.com

ATTORNEYS FOR PLAINTIFF OSTEOPLASTICS, LLC

ASHBY & GEDDES

By: /s/
Andrew C. Mayo (#5207)
500 Delaware Avenue, 8th Floor
P.O. Box 1150
Wilmington, DE 19899
(302) 654-1888
amayo@ashbygeddes.com

John R. Emerson Jason T. Lao Tiffany M. Cooke Caroline Wray Fox Andrew Drott Debbie J. McComas
HAYNES AND BOONE, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219
(214) 651-5000
john.emerson@haynesboone.com jason.lao@haynesboone.com tiffany.cooke@haynesboone.com caroline.fox@haynesboone.com andrew.drott@haynesboone.com andrew.drott@haynesboone.com debbie.mccomas@haynesboone.com

ATTORNEYS FOR DEFENDANT CONFORMIS, INC